Exhibit 99.1

Diodes Incorporated Reports Third Quarter Fiscal 2024 Financial Results

Exceeded 3Q Revenue Expectations, Growing Over 9% Sequentially

Plano, Texas – November 7, 2024 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today reported its financial results for the third quarter ended September 30, 2024.

Third Quarter Highlights

•
Revenue was $350.1 million, compared to $319.8 million in the second quarter 2024 and $404.6 million in the third quarter 2023;
•
Global Point of Sales (POS) increased over 10 percent sequentially in Asia;
•
GAAP gross profit was $118.0 million, compared to $107.4 million in the second quarter 2024 and $155.9 million in the third quarter 2023;
•
GAAP gross profit margin was 33.7 percent, compared to 33.6 percent in the second quarter 2024 and 38.5 percent in the third quarter 2023;
•
GAAP net income was $13.7 million, compared to $8.0 million in the second quarter 2024 and $48.7 million in the third quarter 2023;
•
Non-GAAP adjusted net income was $20.1 million, compared to $15.4 million in the second quarter 2024 and $52.5 million in the third quarter 2023;
•
GAAP EPS was $0.30 per diluted share, compared to $0.17 per diluted share in the second quarter 2024 and $1.05 per diluted share in the third quarter 2023;
•
Non-GAAP EPS was $0.43 per diluted share, compared to $0.33 per diluted share last quarter and $1.13 per diluted share in the prior year quarter;
•
Excluding $5.9 million, net of tax, respectively, of non-cash share-based compensation expense, GAAP and non-GAAP earnings per share would have increased by $0.13 per share, respectively;
•
EBITDA was $46.9 million, or 13.4 percent of revenue, compared to $41.1 million, or 12.8 percent of revenue, in the second quarter 2024 and $90.6 million, or 22.4 percent of revenue, in the third quarter 2023; and
•
Cash flow provided by operations was $54.4 million and $39.4 million of free cash flow, including $15.0 million of capital expenditures. Net cash flow was $49.4 million, including borrowing of $9.7 million of total debt.

Commenting on the results, Gary Yu, President of Diodes, stated, “Third quarter revenue exceeded our expectations increasing 9.5% sequentially, while also achieving double-digit POS growth in Asia. As further evidence of the market recovery in Asia, our channel inventory continues to improve as both inventory dollars and inventory days decreased sequentially. Additionally, our automotive market revenue increased 18% sequentially to 19% of product revenue reflecting our ongoing content expansion and design win initiatives, even though both the automotive and industrial markets continue to undergo inventory and demand adjustments.

“For the fourth quarter, we are guiding revenue to be better than typical seasonality. Our gross margin expectation continues to reflect factory underloading related to our wafer service agreements and internal demand. With sufficient capacity available to support future demand improvements, we took the initiative in the third quarter to moderate our CapEx investments to below our target model. This action combined with our past cost reduction actions will help preserve near-term earnings and cash flow until the recovery accelerates, especially in the higher margin automotive and industrial end markets.”

Third Quarter 2024

Revenue for third quarter 2024 was $350.1 million, compared to $319.8 million in the second quarter 2024 and $404.6 million in the third quarter 2023.

GAAP gross profit for the third quarter 2024 was $118.0 million, or 33.7 percent of revenue, compared to $107.4 million, or 33.6 percent of revenue, in the second quarter 2024 and $155.9 million, or 38.5 percent of revenue, in the third quarter of 2023.

GAAP operating expenses for third quarter 2024 were $96.1 million, or 27.5 percent of revenue, and on a non-GAAP basis were $91.7 million, or 26.2 percent of revenue, which excludes $3.8 million amortization of acquisition-related intangible asset expenses, $0.8 million in acquisition-related costs and a $0.2 million adjustment on restructuring charges. GAAP operating expenses in the second quarter 2024 were $103.7 million, or 32.4 percent of revenue and in the third quarter 2023 were $102.0 million, or 25.2 percent of revenue.

Third quarter 2024 GAAP net income was $13.7 million, or $0.30 per diluted share, compared to GAAP net income in the second quarter 2024 of $8.0 million, or $0.17 per diluted share, and $48.7 million, or $1.05 per diluted share, of GAAP net income in the third quarter 2023.

Third quarter 2024 non-GAAP adjusted net income was $20.1 million, or $0.43 per diluted share, which excluded, net of tax, $3.1 million of acquisition-related intangible asset cost, $2.7 million non-cash mark-to-market investment value adjustment, $0.6 million in acquisition-related costs and a $0.2 million adjustment on restructuring charges. This compares to non-GAAP adjusted net income of $15.4 million, or $0.33 per diluted share, in the second quarter 2024 and $52.5 million, or $1.13 per diluted share, in the third quarter 2023.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
September 30, 2024
GAAP net income	$13,745

GAAP diluted earnings per share	$0.30

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,130

Acquisition related cost	604

Restructuring charge	(157)

Non-cash mark-to-market investment value adjustments	2,729

Non-GAAP net income	$20,051

Non-GAAP diluted earnings per share	$0.43

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in third quarter 2024 GAAP net income and non-GAAP adjusted net income was approximately $5.9 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.13 per share for the third quarter 2024, compared to $0.07 and $0.06, respectively, for the second quarter 2024 and $0.10 for both in the third quarter 2023.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in third quarter 2024 was $46.9 million, or 13.4 percent of revenue, compared to $41.1 million, or 12.8 percent of revenue, in second quarter 2024 and $90.6 million, or 22.4 percent of revenue, in third quarter 2023. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For the third quarter 2024, net cash provided by operating activities was $54.4 million. Net cash flow was $49.4 million, including borrowing of $9.7 million of total debt. Free cash flow (a non-GAAP measure) was $39.4 million, which includes $15.0 million of capital expenditures.

Balance Sheet

As of September 30, 2024, the Company had approximately $325 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $58 million and working capital was approximately $910 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-Q for the quarter ending September 30, 2024.

Business Outlook

Gary Yu further commented, “For the fourth quarter of 2024, we expect revenue to be approximately $337 million, plus or minus 3 percent, representing a 3.7% sequential decrease at the mid-point, slightly better than typical seasonality. GAAP gross margin is expected to be 33.0 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 28.0 percent of revenue, plus or minus 1 percent. We expect net interest income to be approximately $2.5 million. Our income tax rate is expected to be 18.0 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.7 million.”

Amortization of acquisition-related intangible assets of $3.1 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Thursday, November 7, 2024 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its third quarter financial results. Investors and analysts may join the conference call by dialing 1-888-596-4144, and international callers may join the teleconference by dialing +1-646-968-2525. The conference ID for the call is 5526238. A telephone replay of the call will be made available approximately two hours after the call and will remain available until November 14, 2024 at midnight Central Time. The replay number is 1-800-770-2030 with a pass code of 5526238 followed by the # key. International callers should dial +1-609-800-9909 and enter the same pass code at the prompt followed by the # key.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and discrete power solutions combined with leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific products and solutions-focused sales, coupled with global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-volume, high-growth markets. For more information, visit www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the fourth quarter of 2024, we expect revenue to be approximately $337 million plus or minus 3 percent; we expect GAAP gross margin to be 33.0 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 28.0 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest income to be approximately $2.5 million; we expect our income tax rate to be 18.0 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the fourth quarter are anticipated to be approximately 46.7 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2024 Diodes Incorporated. All Rights Reserved.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Director, IR & Corporate Marketing	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$350,079	$404,647	$971,822	$1,339,040
Cost of goods sold	232,071	248,771	646,844	793,334
Gross profit	118,008	155,876	324,978	545,706

Operating expenses
Selling, general and administrative	59,388	62,964	171,590	201,455
Research and development	33,691	34,068	100,844	101,911
Amortization of acquisition-related intangible assets	3,833	3,808	11,497	11,476
(Gain)loss on disposal of fixed assets	(571)	-	(5,525)	-
Restructuring charge	(211)	2,566	8,039	2,566
Other operating (income)expense	1	(1,404)	-	(1,570)
Total operating expense	96,131	102,002	286,445	315,838

Income from operations	21,877	53,874	38,533	229,868

Other (expense) income
Interest income	4,532	4,507	13,383	8,503
Interest expense	(456)	(898)	(1,840)	(5,219)
Foreign currency gain(loss), net	(4,423)	1,314	(2,652)	(2,796)
Unrealized gain(loss) on investments	(3,410)	401	1,310	16,462
Other income	682	1,309	1,678	3,237
Total other income (expense)	(3,075)	6,633	11,879	20,187

Income before income taxes and noncontrolling interest	18,802	60,507	50,412	250,055
Income tax provision	3,619	10,674	9,799	44,514
Net income	15,183	49,833	40,613	205,541
Less net (income) attributable to noncontrolling interest	(1,438)	(1,113)	(4,830)	(3,651)
Net income attributable to common stockholders	$13,745	$48,720	$35,783	$201,890

Earnings per share attributable to common stockholders:
Basic	$0.30	$1.06	$0.78	$4.41
Diluted	$0.30	$1.05	0.77	$4.36
Number of shares used in earnings per share computation:
Basic	46,331	45,936	46,166	45,758
Diluted	46,442	46,320	46,378	46,296

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$13,745

Diluted earnings per share (per-GAAP)				$0.30

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,833		(703)	3,130

Acquisition related cost	765		(161)	604

Restructuring charge	(211)		54	(157)

Non-cash mark-to-market investment value adjustments		3,411	(682)	2,729

Non-GAAP				$20,051

Diluted shares used in computing earnings per share				46,442

Non-GAAP diluted earnings per share				$0.43

Note: Included in GAAP and non-GAAP adjusted net income was approximately $5.9 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.13 per share.

.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2023:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$48,720

Diluted earnings per share (per-GAAP)				$1.05

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,807		(698)	3,109

Non-cash market-to-market investment value adjustments		(401)	80	(321)

Investment gain		(1,136)	227	(909)

Restructuring Cost	2,566		(642)	1,924

Non-GAAP				$52,523

Diluted shares used in computing earnings per share				46,320

Non-GAAP diluted earnings per share				$1.13

Note: Included in GAAP and non-GAAP adjusted net income was approximately $4.7 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.10 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$35,783

Diluted earnings per share (per-GAAP)				$0.77

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	11,497		(2,109)	9,388

Officer retirement	644		(135)	509

Acquisition related cost	765		(161)	604

Restructuring charge	8,039	789	(1,741)	7,087

Non-cash mark-to-market investment value adjustments		(1,310)	262	(1,048)

Insurance recovery for manufacturing facility	(4,804)		961	(3,843)

Non-GAAP				$48,480

Diluted shares used in computing earnings per share				46,378

Non-GAAP diluted earnings per share				$1.05

Note: Included in GAAP and non-GAAP income was approximately $12.7 million and $12.1 million respectively, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP diluted earnings per share would have improved by $0.29 per share and non-GAAP diluted earnings per share would have improved by $0.27 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2023:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$201,890

Diluted earnings per share (per-GAAP)				$4.36

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	11,476		(2,105)	9,371

Officer retirement	2,788		(571)	2,217

Non-cash market-to-market investment value adjustments		(16,463)	1,329	(15,134)

Investment gain		(1,136)	227	(909)

Restructuring Cost	2,566		(642)	1,924

Non-GAAP				$199,359

Diluted shares used in computing earnings per share				46,296

Non-GAAP diluted earnings per share				$4.31

Note: Included in GAAP and non-GAAP adjusted net income was approximately $18.5 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.40 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Officer retirement – The Company excluded costs related to the retirement of two executives. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

Acquisition related costs – The Company excluded expenses associated with previous acquisitions of that typically consist of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Insurance recovery for manufacturing facility – The Company recorded gains related to insurance recovery for a manufacturing facility in Asia. The Company believes the exclusion of the insurance recovery provides investors with a more accurate reflection of the continuing operations of the Company and facilitates comparisons with the results of other periods which may not reflect such gains.

Non-cash mark-to-market investment adjustments – The Company excluded mark-to-market adjustments on various equity related investments. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Restructuring charge – The Company recorded restructuring charges related to various locations. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Investment gain – The Company excluded the gain realized on the sale of an equity investment. The Company believes this is not reflective of the ongoing operations and exclusion of this item provides investors an enhanced view of the Company’s operating results.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the third quarter of 2024 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the third quarter of 2024, FCF was $39.4 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (per-GAAP)	$13,745	$48,720	$35,783	$201,890
Plus:
Interest expense, net	(4,076)	(3,609)	(11,543)	(3,284)
Income tax provision	3,619	10,674	9,799	44,514
Depreciation and amortization	33,650	34,827	102,299	102,723
EBITDA (non-GAAP)	$46,938	$90,612	$136,338	$345,843

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited) (In thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$311,864	$315,457
Restricted Cash	5,220	3,026
Short-term investments	7,463	10,174
Accounts receivable, net of allowances of $10,461 and $5,641 at September 30, 2024 and December 31, 2023, respectively	358,938	371,930
Inventories	482,038	389,774
Prepaid expenses and other	96,921	97,024
Total current assets	1,262,444	1,187,385
Property, plant and equipment, net	703,725	746,169
Deferred income tax	52,443	51,620
Goodwill	148,512	146,558
Intangible assets, net	53,698	63,937
Other long-term assets	168,560	171,990
Total assets	$2,389,382	$2,367,659

Liabilities
Current liabilities:
Line of credit	$35,704	$40,685
Accounts payable	150,247	158,261
Accrued liabilities	161,880	179,674
Income tax payable	3,506	10,459
Current portion of long-term debt	1,446	4,419
Total current liabilities	352,783	393,498
Long-term debt, net of current portion	20,717	16,979
Deferred tax liabilities	11,600	13,662
Unrecognized tax benefits	34,035	34,035
Other long-term liabilities	86,938	99,808
Total liabilities	506,073	557,982

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,330,932 and 45,938,382, issued and outstanding at September 30, 2024 and December 31, 2023, respectively	37,082	36,819
Additional paid-in capital	517,129	509,861
Retained earnings	1,711,057	1,675,274
Treasury stock, at cost, 9,288,420 and 9,286,862 shares held at September 30, 2024 and December 31, 2023	(338,100)	(337,986)
Accumulated other comprehensive loss	(115,584)	(143,227)
Total stockholders' equity	1,811,584	1,740,741
Noncontrolling interest	71,725	68,936
Total equity	1,883,309	1,809,677
Total liabilities and stockholders' equity	$2,389,382	$2,367,659